Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

January 2, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 4.01 of Darkstar venture, Inc (the “Company”) Form 8-K dated January 2, 2018, and are in agreement with the statements relating only to Weinberg & Baer LLC contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

Weinberg & Baer LLC